Exhibit 10.3

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of December 19, 2011, among Laredo Petroleum, Inc., a Delaware corporation (the “Company”), Laredo Petroleum, LLC, a Delaware limited liability company (“Laredo LLC” or the “Parent Guarantor”), Laredo Petroleum Holdings, Inc., a Delaware corporation (the “New Parent Guarantor”), the Guarantors listed on Schedule A hereto (collectively, the “Existing Guarantors” and, together with Laredo LLC and the Parent Guarantor, the “Guarantors”) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company, the Existing Guarantors, Laredo LLC, the New Parent Guarantor and the Trustee are parties to an indenture, dated as of January 20, 2011, as supplemented by that certain Supplemental Indenture, dated as of July 20, 2011, and the Second Supplemental Indenture, dated as of December 19, 2011 (as so supplemented, the “Indenture”), providing for the issuance of 9½% Senior Notes due 2019 (the “Notes”);

WHEREAS, Section 9.01 of the Indenture provides that, without the consent of any Holders, the Company and the Guarantors, when authorized by a Board Resolution of the Company, and the Trustee, at any time and from time to time, may supplement or amend the Indenture to evidence the succession of another Person to the Company, a Guarantor, or any other obligor under the Notes, and the assumption by any such successor of the covenants of the Company, such Guarantor or such obligor in the Indenture and the Notes and in any Guarantee in accordance with Section 5.01 of the Indenture;

WHEREAS, Laredo LLC wishes to merge on the date hereof with and into the New Parent Guarantor pursuant to the terms of the Agreement and Plan of Merger, dated as of December 19, 2011 (the “Merger Agreement”), by and between Laredo LLC and the New Parent Guarantor pursuant to which, at the Effective Time (as defined in the Merger Agreement), Laredo LLC will merge with and into the New Parent Guarantor (the “Merger”), with the New Parent Guarantor as the surviving corporation;

WHEREAS, pursuant to Article Five of the Indenture, the Company, the Guarantors (including the New Parent Guarantor) and the Trustee have agreed to enter into this Third Supplemental Indenture for the purposes stated herein; and

WHEREAS, all things necessary have been done to make this Third Supplemental Indenture, when executed and delivered by the Company, the Guarantors (including the New Parent Guarantor), the legal, valid and binding agreement of the Company, the Guarantors (including the New Parent Guarantor), in accordance with its terms.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the New Parent Guarantor, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

Section 1.  Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Section 2.  Assumption.

(a) The New Parent Guarantor hereby assumes all the obligations of the Parent Guarantor under the Indenture.

(b) Section 2(a) shall become effective on the date hereof at the Effective Time.

Section 3.  GOVERNING LAW.  THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 4.  Counterparts.  The parties may sign any number of copies of this Third Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  Delivery of an executed counterpart of this Third Supplemental Indenture by facsimile or electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Third Supplemental Indenture.  Any party delivering an executed counterpart of this Third Supplemental Indenture by facsimile or electronic transmission also shall deliver an original executed counterpart of this Third Supplemental Indenture, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Third Supplemental Indenture.

Section 5.  Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction hereof.

Section 6.  The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors (including the New Parent Guarantor).

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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

LAREDO PETROLEUM, INC.

By:	/s/ W. Mark Womble
W. Mark Womble
Senior Vice President and Chief Financial Officer

LAREDO PETROLEUM HOLDINGS, INC.

By:	/s/ W. Mark Womble
W. Mark Womble
Senior Vice President and Chief Financial Officer

LAREDO PETROLEUM, LLC
LAREDO GAS SERVICES, LLC
LAREDO PETROLEUM TEXAS, LLC
LAREDO PETROLEUM — DALLAS, INC.

By:	/s/ W. Mark Womble
W. Mark Womble
Senior Vice President and Chief Financial Officer

[Signature Page to Third Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Patrick Giordano
Authorized Signatory

[Signature Page to Third Supplemental Indenture]

SCHEDULE A

EXISTING GUARANTORS

1.               Laredo Gas Services, LLC, a Delaware limited liability company.

2.               Laredo Petroleum Texas, LLC, a Texas limited liability company.

3.               Laredo Petroleum — Dallas, Inc., a Delaware corporation.

A-1